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                                                                    EXHIBIT 10.2

                         ASSUMPTION AND ESCROW AGREEMENT

         AGREEMENT made this 16th day of February, 1999, by and among Star Scientific, Inc., a Delaware corporation ("Seller"), EYETECH, LLC, a Minnesota limited liability company ("Purchaser"), and Robert J. Fitzsimmons, an individual residing in Minnesota ("Fitzsimmons").

         WHEREAS, the Seller and Purchaser have entered into an Asset Purchase Agreement dated as of December 30, 1998, (the "Purchase Agreement"), by which the Seller is selling, the Purchaser is purchasing certain assets of Seller in consideration of the assumption by Purchaser of certain liabilities of Seller, and Purchaser's assumption covenants are to be secured by certain assets of Fitzsimmons;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agrees as follows:

         1. Definitions. All capitalized terms used in this Agreement and not otherwise defined herein shall have the same meaning as set forth in the Purchase Agreement.

         2. Assumption of Liabilities and Obligations. Purchaser hereby agrees to assume and to pay or otherwise satisfy all of the Assumed Liabilities/Obligations, and to hold Seller harmless from and to indemnify Seller against, any and all claims, losses, damages, obligations and liabilities, arising out of or resulting from any breach of Purchaser's covenant herein to assume and to pay or otherwise satisfy any or all of the Assumed Liabilities/Obligations.

         3. Guaranty and Indemnification/Escrow. Fitzsimmons hereby guarantees to Seller the full and prompt performance by Purchaser of each and all of its obligations and liabilities under this Agreement, and further agrees to hold Seller harmless from, and indemnify Seller against, any losses, claims, damages and liabilities arising out of or resulting from any failure of Purchaser to so perform under this Agreement. As security for Fitzsimmons' covenants and obligations under this Agreement, he has simultaneously deposited with the Escrow Agents (as hereinafter defined) certificates for 250,000 shares of Common Stock of Seller (the "Shares"), together with duly executed stock powers endorsed in blank. The Shares shall be held in escrow pursuant to the provisions of Sections 5 and 6 of this Agreement.

         4. Processing of Claims. All invoices, demands, claims and notices of third parties, howsoever communicated, which may be received by Seller, and constituting a claim for satisfaction of an obligation or liability of Seller which is one of the Assumed Liabilities/Obligations (hereinafter a "Claim"), shall be promptly forwarded to Purchaser. Purchaser shall, in turn, promptly notify Seller if it does not intend to pay or otherwise satisfy a Claim, setting forth in writing the reasons therefore (a "Contested Claim"). The absence of a notification from Purchaser to Seller as described above shall be deemed to constitute Purchaser's agreement that the subject claim is not contested by Purchaser and will be paid or otherwise satisfied by Purchaser (an "Uncontested Claim"). If at any time Purchaser acknowledges in writing to Seller that it no longer desires to contest a Contested Claim, then such Claim shall be deemed to be converted into an "Uncontested Claim."



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         5. Delivery of Shares to Seller. If, with respect to any Contested
Claim, any of the following occur: (a) a judgement is entered in any court of competent jurisdiction against either the Purchaser or Seller; (b) any lien, attachment or other encumbrance is effected against any of the assets of Seller; or (c) Purchaser is in default of a lawsuit against Purchaser; then Seller shall have the right, to be exercised if at all by written notice to Purchaser that it intends to pay the subject Contested Claim, to pay the Contested Claim ten (10) days after its notice to Purchaser if Purchaser has not within that ten-day period paid or otherwise satisfied the Contested Claim. If with respect to any Uncontested Claim, Purchaser shall fail to pay or otherwise satisfy such Uncontested Claim within thirty (30) days after Seller shall have given Purchaser written notice that it intends to pay the Uncontested Claim, then Seller may pay the Uncontested Claim. If Seller elects to pay any Claim in accordance with the terms of this Section 5, then it shall have the right to receive out of escrow an amount of Shares which is equal in Market Value to the amount of money paid by Seller. "Market Value" of one Share shall mean the closing highest bid price on the NASDAQ listing on which the Common Stock of Seller is then traded or, if such stock is then traded on a national stock exchange, the closing sales price on such exchange, in each case on the trading day next preceding the date on which Seller made such payment. The Shares to be released from escrow hereunder shall be released to Seller by the Escrow Agents promptly upon receipt of a written notice from Seller and signed by one of its executive officers certifying as to the right of Seller to receive Shares hereunder and its compliance with the terms of this Section 5. The receipt of Shares by Seller hereunder shall be deemed reimbursement to Seller for monies paid with respect to the subject Claims and satisfaction by Purchaser and Fitzsimmons of their respective indemnification covenants hereunder. The right to receive Shares shall be deemed Seller's exclusive remedy so long as their are a sufficient number of Shares in escrow for such purpose. If there are no longer any Shares in escrow hereunder, then Seller may proceed directly against Purchaser and/or Fitzsimmons with respect to any breach of their obligations hereunder.

         6. Release of Shares to Fitzsimmons. On each of the first four anniversary dates of the Closing Date, the Escrow Agents shall deliver to Fitzsimmons, free and clear of any escrow, an amount of Shares equal to the following: fifty thousand (50,000) less (a) the number of Shares which may have been previously released to Seller pursuant to the terms of Section 5 and which have not been previously calculated in the determination of a release of Shares pursuant to this Section 6, and (b) a number of Shares which has on such anniversary date a Market Value equal to the total of Claims for which Seller has then given notice to Purchaser that Seller intends to pay, and which have not been previously calculated in the determination of a release of Shares pursuant to this Section 6. On the fifth anniversary date of the Closing Date, all remaining Shares, less an amount which calculated pursuant to (b) above, shall be released from escrow to Fitzsimmons. Any Shares retained in escrow after the fifth anniversary date shall be held in escrow until final resolution of any Claims which were the basis of retention of Shares.

         7. Escrow Agents. Vincent Ella, Esq., and Jonnie R. Williams shall initially be the Escrow Agents and all action to be taken by them shall require their joint signatures. In the event of the resignation or death of Vincent Ella, his successor shall be an attorney designated by Fitzsimmons. In the event of the resignation or death of Jonnie R. Williams, his successor shall be an attorney designated by Seller.



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         8. Substitution of Money for Shares. Fitzsimmons shall have the right at any time, and from time to time, to deposit money into escrow with the Escrow Agents and to receive back, free and clear of escrow, an amount of Shares equal to one-half of the money so deposited; e.g., if Fitzsimmons deposits $50,000, he may receive out of escrow 25,000 Shares. Any money held in escrow hereunder shall be subject to release pursuant to Section 5 as if the money were equivalent to the Market Value of Shares, and shall be subject to release pursuant to Section 6 on the basis of $2.00 per Share.

         9. Limitation of Liability of Escrow Agents. The Escrow Agents shall have no personal liability for acting in such capacity and shall be entitled to rely upon such written communications which he or they believe in good faith to be genuine and to be executed by the party purporting to send such communications, and may refuse to take action until such time that he or they, acting in good faith, receive such assurances and/or confirmations as he to they deem appropriate in the circumstances. In no event shall any Escrow Agent be liable for incidental or consequential damages of any kind or for any monetary damages, except for the wrongful and intentional conversion for personal benefit of any Shares or money held in escrow.

         10. Term of Agreement. This agreement shall remain in effect until the last to occur of (a) all Assumed Liabilities/Obligations have been paid in full or (b) all Shares and money have been released from escrow pursuant to the terms of this Agreement.

         11. Additions to Escrow. If at any time any Shares are held in escrow hereunder, any and all dividends and distributions payable with respect to any such Shares, whether in cash, stock or other property of any kind, and any payments, whether in cash, stock or other property of any kind, payable in partial or total exchange of such Shares or otherwise in respect of such Shares, shall be promptly deposited in escrow to be held in escrow pursuant to the terms hereof. Equitable adjustments under this agreement for the calculation of the number of Shares to be released hereunder shall be made in the event of a stock dividend, stock split or reclassification with respect to the Shares.

         12. Notices, etc. Any and all notices, demands, requests and other communications to be given hereunder shall be deemed to be validly given if made by actual hand delivery, or by recognized overnight delivery service such as Federal Express or DHL, or by confirmed facsimile transmission, if given to the party for which such notice, etc. is intended, to the following:

                  If to Seller:             Star Scientific, Inc.
                                            16 South Market Street
                                            Petersburg, VA  23803
                                                  Attn: Chief Financial Officer
                                            Fax: 804-861-6215



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                  If to Purchaser           Robert J. Fitzsimmons
                  and Fitzsimmons:          EYETECH, LLC
                                            7016 6th Street, N.
                                            Acorn Park
                                            Oakdale, MN 55128

                  If to Escrow Agents:      Vincent Ella, Esq.
                                            Messerli & Kramer
                                            1800 Fifth Street Towers
                                            150 South Fifth Street
                                            Minneapolis, MN  55402-4218
                                            Fax # 612-672-3777, and

                                            Jonnie R. Williams
                                            16 South Market Street
                                            Petersburg, VA  23803
                                            Fax #804-861-6215

or to such other address as such party may designate by notice to all other parties in the manner provided herein.

         13.  Miscellaneous.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors, assigns, heirs and representatives.

                  (b) This Agreement shall be governed in all respects under the laws of the State of Delaware.

         Executed on this the 16th day of February, 1999.

                                  Seller:  Star Scientific, Inc.

                                                   by:
                                                      -------------------------


                                  Purchaser:
                                                   by:
                                                      -------------------------



                                  Fitzsimmons:
                                              ----------------------------
                                                 Robert J. Fitzsimmons

         The undersigned hereby agree to the escrow provisions of the written agreement, subject to the limitations set forth in Section 9.


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                                              ----------------------------
                                                 Vincent Ella



                                              ----------------------------
                                                 Jonnie R. Williams





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